THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE " 1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

                               WARRANT TO PURCHASE
                                 COMMON STOCK OF
                              POORE BROTHERS, INC.

Date of Issuance: October     , 1999  Warrant No. ______

     This certifies that, for value received, POORE BROTHERS, INC., a Delaware corporation (the "Company"), grants U.S. BANCORP REPUBLIC COMMERCIAL FINANCE, INC., a Minnesota corporation, or registered assigns (the "Registered Holder"), the right to subscribe for and purchase from the Company, at the price of one dollar ($1.00) per share, as such price may be adjusted from time to time (the "Exercise Price"), from and after 9:00 a.m. Phoenix time on October ____, 1999 (the "Exercise Commencement Date") and to and including 5:00 p.m., Phoenix time on June 30, 2004 (the "Expiration Date"), fifty thousand (50,000) shares, as such number of shares may be adjusted from time to time (the "Warrant Shares"), of the Company's common stock, par value $.01 per share (the "Common Stock"), subject to the provisions and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant are subject to adjustment from time to time as provided in Section 7 hereof.

     SECTION 1. REGISTRATION. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose in the name of the Registered Holder. The Company may deem and treat the Registered Holder as the absolute owner of this Warrant for the purpose of any exercise hereof or any distribution to the Registered Holder, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     SECTION 2. REGISTRATION OF TRANSFERS AND EXCHANGES.

     (a) Subject to Section 11 hereof, the Company shall register the transfer of this Warrant, in whole or in part, upon records to be maintained by the Company for that purpose, upon surrender of this Warrant, with the Form of Assignment attached hereto completed and duly endorsed by the Registered Holder, to the Company at the office specified in or pursuant to Section 3(b). Upon any such registration of transfer, a new Warrant, in substantially the form of this Warrant, evidencing the Common Stock purchase rights so transferred shall be issued to the transferee and a new Warrant, in similar form, evidencing the remaining Common Stock purchase rights not so transferred, if any, shall be issued to the Registered Holder.

     (b) This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the office of the Company specified in or pursuant to
Section 3(b) hereof, for new Warrants, in substantially the form of this Warrant evidencing, in the aggregate, the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Registered Holder at the time of such surrender.

     SECTION 3. DURATION AND EXERCISE OF THIS WARRANT.

     (a) This Warrant shall be exercisable by the Registered Holder, in whole, or from time to time in part, on any business day before 5:00 p.m., Phoenix time, during the period beginning on the Exercise Commencement Date and ending on the Expiration Date. At 5:00 p.m., Phoenix time, on the Expiration Date, this Warrant, to the extent not previously exercised, shall become void and of no further force or effect.

     (b) Subject to Sections 4, and 11(a) hereof, upon exercise or surrender of this Warrant, with the Form of Election to Purchase attached hereto completed and duly endorsed by the Registered Holder, to the Company at its office at 3500 South La Cometa Drive, Goodyear, Arizona 85338, Attention: Chief Financial Officer, or at such other address as the Company may specify in writing to the Registered Holder, and upon payment of the Exercise Price multiplied by up to the number of Warrant Shares then issuable upon exercise of this Warrant in lawful money of the United States of America (except as otherwise provided for in Section 3(c) hereof), all as specified by the Registered Holder in the Form of Election to Purchase, the Company shall promptly issue and cause to be delivered to or upon the written order of the Registered Holder, and in such name or names as the Registered Holder may designate, a certificate for the Warrant Shares issued upon such exercise. Any person so designated in the Form of Election to Purchase, duly endorsed by the Registered Holder, as the person to be named on the certificates for the Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares, evidenced by such certificates, as of the Date of Exercise (as hereinafter defined) of such Warrant.

     (c) The Registered Holder may pay the applicable Exercise Price pursuant to
Section 3(b), at the option of the Registered Holder, either (i) in cash or by cashier's or certified bank check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Exercise Price"), (ii) by wire transfer of immediately available funds to the account which shall be indicated in writing by the Company to the Registered Holder, or (iii) by written notice to the Company that the Registered Holder is exercising this Warrant and is authorizing the Company to withhold from the issuance to such Registered Holder that number of Warrant Shares which when multiplied by the Market Price (as hereinafter defined) for the Date of Exercise is equal to the Aggregate Exercise Price. Any Warrant Shares withheld by the Company in connection with an exercise of this Warrant pursuant to clause (iii) of this
Section 3(c) shall no longer be issuable under this Warrant and this Warrant shall be deemed to be automatically amended to reduce the number of Warrant Shares issuable hereunder by an amount equal to the amount of such withheld Warrant Shares.

     (d) The "Date of Exercise" of any Warrant means the date on which the Company shall have received (i) this Warrant, with the Form of Election to Purchase attached hereto appropriately completed and duly endorsed, and (ii) payment of the Aggregate Exercise Price as provided herein.

     (e) This Warrant shall be exercisable either as an entirety or, from time to time, for part only of the number of Warrant Shares which are issuable hereunder; provided, however, that no partial exercise of this Warrant shall involve less than 25,000 Warrant Shares unless the aggregate remaining Warrant Shares available for purchase pursuant to this Warrant is less than 25,000, in which case this Warrant shall be exercisable for only all such remaining Warrant Shares. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates for the Warrant Shares issued pursuant to such exercise, deliver to the Registered Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which Warrant shall be substantially in the form of this Warrant.

     (f) Definition of Market Price. As used in this Warrant, the term "Market Price" shall mean the average of the daily closing prices per share of the Common Stock for the ten (10) consecutive trading days immediately preceding the day as of which Market Price is being determined. The closing price for each day shall be the last reported sale price or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the shares are listed or admitted to trading, or, if the shares are not so listed or admitted to trading, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through NASDAQ or through a similar organization if NASDAQ is no longer reporting such information or as reported on the NASD's OTC Electronic Bulletin Board ("OTC"). If shares of Common Stock are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization or reported on OTC, the Market Price shall be deemed to be the fair value thereof determined in good faith by the Company's Board of Directors as expressed by a resolution of such board as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

     SECTION 4. PAYMENT OF TAXES AND EXPENSES.

     (a) The Company will pay all expenses and taxes (other than any federal or state income tax or similar obligations of the Registered Holder) and other governmental charges attributable to the preparation, execution, issuance and delivery of this Warrant, any new Warrant and the Warrant Shares; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant or the Warrant Shares, or the issuance or delivery of certificates for Warrant Shares upon the exercise of this Warrant, to a person or entity other than a Registered Holder or an Affiliate (as hereinafter defined) of such Registered Holder; and further provided, that this paragraph shall not obligate the Company to pay any expenses incurred by the Registered Holder in connection with any registration of the Warrant, any new Warrant or the Warrant Shares pursuant to the 1933 Act.

     (b) An "Affiliate" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.

     SECTION 5. MUTILATED OR MISSING WARRANT CERTIFICATE. If this Warrant shall be mutilated, lost, stolen or destroyed, upon request by the Registered Holder, the Company will issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a new Warrant, in substantially the form of this Warrant, of like tenor, but, in the case of loss, theft or destruction, only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant and, if requested by the Company, indemnity also reasonably satisfactory to it.

     SECTION 6. RESERVATION AND ISSUANCE OF WARRANT SHARES.

     (a) The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the rights represented by this Warrant, the number of Warrant Shares deliverable upon exercise of this Warrant.

     (b) Before  taking any action which could cause an  adjustment  pursuant to
Section 7 hereof reducing the Exercise Price below the par value of the Warrant Shares, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue at the Exercise Price, as so adjusted, Warrant Shares that are fully paid and non-assessable.

     (c) The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and nonassessable, and (ii) free from all taxes with respect to the issuance thereof and from all liens, charges and security interests.

     SECTION 7. CERTAIN ADJUSTMENTS

     (a) Subdivisions or Combinations of Stock. In case the Company shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. Upon each such adjustment of the Exercise Price, the holder of this Warrant shall thereafter prior to the Expiration Date thereof be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (b) CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. IN CASE THE COMPANY (I) CONSOLIDATES WITH OR MERGES INTO ANY OTHER CORPORATION AND IS NOT THE CONTINUING OR SURVIVING CORPORATION OF SUCH CONSOLIDATION OR MERGER, OR (II) PERMITS ANY OTHER CORPORATION TO CONSOLIDATE WITH OR MERGE INTO THE COMPANY AND THE COMPANY IS THE CONTINUING OR SURVIVING CORPORATION BUT, IN CONNECTION WITH SUCH CONSOLIDATION OR MERGER, THE COMMON STOCK IS CHANGED INTO OR EXCHANGED FOR STOCK OR OTHER SECURITIES OF ANY OTHER CORPORATION OR CASH OR ANY OTHER ASSETS, OR (III) TRANSFERS ALL OR SUBSTANTIALLY ALL OF ITS PROPERTIES AND ASSETS TO ANY OTHER CORPORATION, OR (IV) EFFECTS A CAPITAL REORGANIZATION OR RECLASSIFICATION OF THE CAPITAL STOCK OF THE COMPANY IN SUCH A WAY THAT HOLDERS OF THE COMMON STOCK SHALL BE ENTITLED TO RECEIVE STOCK, SECURITIES, CASH AND/OR ASSETS WITH RESPECT TO OR IN EXCHANGE FOR THE COMMON STOCK, THEN, AND IN EACH SUCH CASE, PROPER PROVISION SHALL BE MADE SO THAT THE HOLDER OF THIS WARRANT, UPON THE EXERCISE OF THIS WARRANT AT ANY TIME AFTER THE CONSUMMATION OF SUCH CONSOLIDATION, MERGER, TRANSFER, REORGANIZATION OR RECLASSIFICATION, SHALL BE ENTITLED TO RECEIVE (AT THE AGGREGATE EXERCISE PRICE IN EFFECT FOR ALL WARRANT SHARES ISSUABLE UPON SUCH EXERCISE IMMEDIATELY PRIOR TO SUCH CONSUMMATION AS ADJUSTED TO THE TIME OF SUCH TRANSACTION), IN LIEU OF SHARES OF COMMON STOCK
ISSUABLE UPON SUCH EXERCISE PRIOR TO SUCH CONSUMMATION, THE STOCK AND OTHER SECURITIES, CASH AND/OR ASSETS TO WHICH SUCH HOLDER WOULD HAVE BEEN ENTITLED UPON SUCH CONSUMMATION IF SUCH HOLDER HAD SO EXERCISED SUCH WARRANT IMMEDIATELY PRIOR THERETO (SUBJECT TO ADJUSTMENTS SUBSEQUENT TO SUCH CORPORATE ACTION AS NEARLY EQUIVALENT AS POSSIBLE TO THE ADJUSTMENTS PROVIDED FOR IN THIS SECTION
7).

     SECTION 8. CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event that the Company shall at any time prior to the exercise of this Warrant declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its stockholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Registered Holder shall thereafter be entitled, in addition to the shares of Common Stock receivable upon the exercise of the Warrant, to receive, upon the exercise of the Warrant, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that the Registered Holder would have been entitled to receive at the time of such dividend or distribution had the Registered Holder been an owner of record of the shares of Common Stock into which the Warrant is then being exercised as of the record date or other date of determination for such dividend or distribution and an appropriate provision shall be made a part of any such dividend or distribution. Notwithstanding any provision herein to the contrary, no adjustment under this Section 8 shall be made with respect to any cash dividend or distribution payable solely out of current or retained earnings of the Company.

     SECTION 9. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. The Registered Holder shall not be entitled to vote or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise, until the Date of Exercise shall have occurred. No provision of this Warrant, in the absence of affirmative action by the Registered Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights and privileges of the Registered Holder, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     SECTION 10. FRACTIONAL WARRANT SHARES. The Company shall not be required to issue fractions of Warrant Shares upon exercise of the Warrant or to distribute certificates which evidence fractional Warrant Shares. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall pay to the Registered Holder an amount in cash equal to the Market Price as of the Exercise Date, multiplied by such fraction.

     SECTION 11. TRANSFER RESTRICTIONS; REGISTRATION OF THE WARRANT AND WARRANT SHARES.

     (a) Neither the Warrant nor the Warrant Shares have been registered under the Act. The Registered Holder, by acceptance hereof, represents that it is acquiring this Warrant to be issued to it for its own account and not with a view to the distribution thereof, and agrees not to sell, transfer, pledge or hypothecate this Warrant, any purchase rights evidenced hereby or any Warrant Shares unless a registration statement is effective for this Warrant or the Warrant Shares under the Act or in the opinion of such Registered Holder's counsel reasonably satisfactory to the Company, a copy of which opinion shall be delivered to the Company, such transaction is exempt from the registration requirements of the Act.

     (b) Subject to the provisions of the following paragraph of this Section 11, each Certificate for Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

     (c) The restrictions and requirements set forth in the foregoing paragraph shall apply with respect to Warrant Shares unless and until such Warrant Shares are sold or otherwise transferred pursuant to an effective registration statement under the Act or are otherwise no longer subject to the restrictions of the Act, at which time the Company agrees to promptly cause such restrictive legends to be removed and stop transfer restrictions applicable to such Warrant Shares to be rescinded.

     SECTION 12. REGISTRATION RIGHTS. The Registered Holder is entitled to certain registration rights with respect to the Warrant Shares pursuant to a Registration Rights Agreement dated as of October ___, 1999, by and between the Company and U.S. Bancorp Republic Commercial Finance, Inc. (the "Registration Rights Agreement"). Upon any transfer of this Warrant or the Warrant Shares by the Registered Holder, such registration rights may be transferred to the transferee of the Warrant or the Warrant Shares only in accordance with the terms of the Registration Rights Agreement.

     SECTION 13. NOTICES. All notices, requests, demands and other communications relating to this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States certified or registered first-class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

     (a) If to the Registered Holder of this Warrant or the holder of the Warrant Shares, addressed to the address of such Registered Holder or holder as set forth on books of the Company or otherwise furnished by the Registered Holder or holder to the Company.

     (b) If to the Company, addressed to:

          Poore Brothers, Inc.
          3500 South La Cometa Drive
          Goodyear, Arizona 85338
          Attn: Chief Financial Officer

     SECTION 14. BINDING EFFECT. This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, and the holder or holders from time to time of this Warrant and the Warrant Shares.

     SECTION 15. SURVIVAL OF RIGHTS AND DUTIES. This Warrant shall terminate and be of no further force and effect on the earlier of (i) 5:00 p.m., Phoenix time, on the Expiration Date and (ii) the date on which this Warrant and all purchase rights evidenced hereby have been exercised, except that the provisions of Sections 4, 6(c), 11 and 12 hereof shall continue in full force and effect after such termination date.

     SECTION 16. GOVERNING LAW. This Warrant shall be construed in accordance with and governed by the laws of the State of Arizona.

     SECTION 17. AMENDMENT; WAIVER. This Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the holder of this Warrant.

     SECTION 18. SECTION HEADINGS. The Section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed under its corporate seal by its officers thereunto duly authorized as of the date hereof.

                                        POORE BROTHERS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        ATTEST:

                                        ----------------------------------------
                                        Name:
                                        Title:

                          FORM OF ELECTION TO PURCHASE

                 (To Be Executed Upon Exercise of this Warrant)

To Poore Brothers, Inc.:

     The undersigned, the record holder of this Warrant, hereby irrevocably elects to exercise the right, represented by this Warrant (Warrant No. ___), to purchase ___________ of the Warrant Shares and herewith tenders payment for such Warrant Shares to the order Poore Brothers, Inc. of $_________ representing the full purchase price for such shares at the price per share provided for in such Warrant and the delivery of any applicable taxes payable by the undersigned pursuant to such Warrant.

     In lieu of paying the purchase price as provided in the preceding paragraph, the undersigned will/will not (circle appropriate word(s)) make a cashless exercise pursuant to Section 3(c) of the attached Warrant.

     The undersigned requests that certificates for such shares be issued in the name of

-------------------------------     PLEASE INSERT SOCIAL SECURITY
                                    OR TAX IDENTIFICATION NUMBER
-------------------------------

-------------------------------

-------------------------------

-------------------------------     ----------------------------------
(Please print name and address)

     In the event that not all of the purchase rights represented by the Warrant are exercised, a new Warrant, substantially identical to the attached Warrant, representing the rights formerly represented by the attached Warrant which have not been exercised, shall be issued in the name of and delivered to

--------------------------------------------------------------------------------
                               (Please print name)

--------------------------------------------------------------------------------
                             (Please print address)

Dated: ________________                 Name of Holder (Print):

                                        By: ________________________________
                                        (Name): ____________________________
                                        (Title): ___________________________

                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the attached Warrant (Warrant No. _____) with respect to the number of shares of Common Stock covered thereby set forth opposite the name of such assignee unto:

                                                            Number of Shares of
     Name of Assignee                Address                   Common Stock
     ----------------                -------                -------------------




     If the total of said purchase rights represented by the Warrant shall not be assigned, the undersigned requests that a new Warrant Certificate evidencing the purchase rights not so assigned be issued in the name of and delivered to the undersigned.


Dated: _______________                  Name of Holder (Print):


                                        By: ________________________________
                                        (Name): ____________________________
                                        (Title): ___________________________